Exhibit 99.1

China Green Agriculture, Inc. Reports the Financial Results for the Second Quarter of Fiscal Year 2015
with Revenue Beating the Guidance and Net Income Meeting the Guidance

Provides Guidance of Revenue and Net Income for the Third Quarter of Fiscal Year 2015, and Reaffirms
Guidance of Revenue and Net Income for Fiscal Year 2015

XI'AN, China, February 9, 2015 /PRNewswire-Asia-FirstCall/ --

  Second Quarter of FY 2015 net sales increased 33.0% to $54.1million; net income increase 41.9% to $5.2million with EPS of $0.16.
  The Company provided third quarter of fiscal year 2015 guidance range: Revenue, Net Income and EPS of between $75 million and $80 million, $8 million and $10 million, and $0.23 and $ 0.28 based on 35.2 million fully diluted shares, respectively.
  The Company Updated Guidance Range of Fiscal Year 2015 as the following: Revenue, Net Income and EPS of between $255 million and $269 million, $26 million and $ 35 million, and $0.74 and $0.99 based on 35.2 million fully diluted shares, respectively.

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a company mainly produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its subsidiaries in China, today announced its financial results for the quarter ended December 31, 2014, i.e., the second quarter of Fiscal Year 2015.

Financial Summary

Second Quarter 2015 Results (USD)
(Three months ended December 31, 2014)

	Q2 FY2015	Q2 FY2014	CHANGE (%)
Net Sales	$54.1 million	$40.6 million	33.0%
Gross Profit	$22.9 million	$18.9 million	21.5%
Net Income	$5.2 million	$3.7 million	41.9%
EPS (Diluted)	$0.16	$0.12	35.6%
Weighted Average Shares Outstanding (Diluted)	$33.3 million	$31.8 million	4.6%

(Six months ended December 31, 2014)

	Q2 FY2015	Q2 FY2014	CHANGE (%)
Net Sales	$105.4 million	$91.0 million	15.9%
Gross Profit	$47.6 million	$41.3 million	15.2%
Net Income	$13.3 million	$14.1 million	(5.3)%
EPS (Diluted)	$0.41	$0.45	(10.8)%
Weighted Average Shares Outstanding (Diluted)	$32.8 million	$30.9 million	6.3%

“We are very pleased with our performance of business operation, generating $5.2 million net income in the second quarter ended December 31, 2014," said Mr. Li Tao, Chairman and Chief Executive Officer of China Green Agriculture." Looking ahead to the third quarter of fiscal year 2015, we expect net sales of $75 to $80 million, net income of $8 to $10 million, and EPS of $0.23 and $0.28 based on 35.2 million fully diluted weighted average shares outstanding for the third quarter ended March 31, 2015. With our track-record history and incredible momentum in our fertilizer business, we are confident in achieving our target for the third quarter of fiscal year 2015. "

Second Quarter of FY2015 Results of Operations

Total net sales for the three months ended December 31, 2014 were $54,051,174, an increase of $13,416,573, or 33.0%, from $40,634,601 for the three months ended December 31, 2013. This increase was principally due to an increase in Jinong’s and Gufeng’s net sales.

For the three months ended December 31, 2014, Jinong’s net sales increased $4,904,071, or 18.7%, to $31,192,693 from $26,288,622 for the three months ended December 31, 2013. This increase was mainly attributable to Jinong’s implementation of the sales strategy that focus on promoting the sales of high-margin liquid fertilizer despite the decrease in its sales volume during the three months ended December 31, 2014.

For the three months ended December 31, 2014, Gufeng’s net sales were $21,778,807, an increase of $8,296,791 or 61.5% from $13,482,016 for the three months ended December 31, 2013. The increase was mainly attributable to the fact that Gufeng had developed more large clients from northeast area in mainland China and completed a large amount sale to China National Agricultural Means of Production Group Corporation (“Sino-agri Group”) during the three months ended December 31, 2014 compared with the same period a year before.

For the three months ended December 31, 2014, Yuxing’s net sales were $1,079,674, an increase of $215,711 or 25.0%, from $863,963 during the three months ended December 31, 2013. The increase was mainly attributable to the increase in sales demand on Yuxing’s top-grade flowers.

Total cost of goods sold for the three months ended December 31, 2014 was $31,141,180, an increase of $9,358,094, or 43.0%, from $21,783,086 for the three months ended December 31, 2013. This increase was mainly due to the 33.0% increase in net sales.

Cost of goods sold by Jinong for the three months ended December 31, 2014 was $12,314,040, an increase of $1,444,778, or 13.3%, from $10,869,262 for the three months ended December 31, 2013. Although Jinong lowered the product costs for the mix of products being sold, the increase in cost of goods was primarily attributable to Jinong’s higher net sales.

Cost of goods sold by Gufeng for the three months ended December 31, 2014 was $18,034,979, an increase of $7,743,867, or 75.2%, from $10,291,112 for the three months ended December 31, 2013. This increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

For the three months ended December 31, 2014, cost of goods sold by Yuxing was $792,161, an increase of $169,449, or 27.2%, from $622,712 for the three months ended December 31, 2013. This increase was mainly due to the 25.0% increase in Yuxing’s net sales.

Total gross profit for the three months ended December 31, 2014 increased by $4,058,479 to $22,909,994, as compared to $18,851,515 for the three months ended December 31, 2013. Gross profit margin was 42.4% and 46.4% for the three months ended December 31, 2014 and 2013, respectively.

Gross profit generated by Jinong increased by $3,459,293, or 22.4%, to $18,878,653 for the three months ended December 31, 2014 from $15,419,360 for the three months ended December 31, 2013. Gross profit margin from Jinong’s sales was approximately 60.5% and 58.7% for the three months ended December 31, 2014 and 2013, respectively. The increase in gross profit margin was mainly due to the increased weight for higher-margin products sales in Jinong’s total sales due to Jinong’s sales strategy. Jinong has adjusted its production process to focus on producing the high-margin liquid fertilizer during the three months ended December 31, 2014.

For the three months ended December 31, 2014, gross profit generated by Gufeng was $3,743,828, an increase of $552,924, or 17.3%, from $3,190,904 for the three months ended December 31, 2013. Gross profit margin from Gufeng’s sales was approximately 17.2% and 23.7% for the three months ended December 31, 2014 and 2013, respectively. The decrease in gross profit percentage was mainly due to the increased weight for lower-margin products sales in Gufeng’s total sales answering to market demand.

For the three months ended December 31, 2014, gross profit generated by Yuxing was $287,513, an increase of $46,262, or 19.2% from $241,251 for the three months ended December 31, 2013.  The gross profit margin was approximately 26.6% and 27.9% for the three months ended December 31, 2014 and 2013, respectively.

This decrease in gross profit margin was mainly due to an increase in the cost of raw materials for the three months ended December 31, 2014, compared to the same period in 2013.

Our selling expenses consisted primarily of salaries of sales personnel, advertising and promotion expenses, freight-out costs and related compensation. Selling expenses were $1,981,065, or 3.7%, of net sales for the three months ended December 31, 2014, as compared to $752,642 or 1.9% of net sales for the three months ended December 31, 2013, an increase of $1,228,423, or 163.2%. The selling expenses of Yuxing were $13,935 or 1.3% of Yuxing’s net sales for the three months ended December 31, 2014, as compared to $13,119, or 1.5% of Yuxing’s net sales for the three months ended December 31, 2013. The selling expenses of Gufeng were $228,488 or 1.0% of Gufeng’s net sales for the three months ended December 31, 2014, as compared to $314,138, or 2.3% of Gufeng’s net sales for the three months ended December 31, 2013. The selling expenses of Jinong for the three months ended December 31, 2014 were $1,738,642 or 5.6% of Jinong’s net sales, as compared to selling expenses of $425,386, or 1.6% of Jinong’s net sales for the three months ended December 31, 2013. The increase in Jinong’s selling expenses was due to Jinong’s expanded marketing efforts and the increase in shipping costs.

Our selling expenses - amortization of our deferred assets were $10,651,432, or 19.7%, of net sales for the three months ended December 31, 2014, as compared to $8,054,453 or 19.8% of net sales for the three months ended December 31, 2013, an increase of $2,596,979, or 32.2%. This increase was due to the increased amortization of the deferred tax assets for the three months ended December 31, 2014 related to our business strategy implemented since the first quarter of fiscal year of 2014 that assists distributors in certain marketing efforts and develops standard stores to expand our competitive advantages and market shares.

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation and travel expenses incurred by our general and administrative departments and legal and professional expenses including expenses incurred and accrued for certain litigations. General and administrative expenses were $3,193,979, or 5.9% of net sales for the three months ended December 31, 2014, as compared to $4,565,932, or 11.2%, of net sales for the three months ended December 31, 2013, a decrease of $1,371,953, or 30.0%. The decrease in general and administrative expenses was mainly due to the related expenses in the stock compensation awarded to the employees which amounted to $1,786,225 for the three months ended December 31, 2014 as compared to $2,852,155 for the three months ended December 31, 2013.

Net income for the three months ended December 31, 2014 was $5,215,437, an increase of $1,539,700, or 41.9%, compared to $3,675,737 for the three months ended December 31, 2013. The increase was attributable to the significant increase in sales offset by an increase in selling expenses. Net income as a percentage of total net sales was approximately 9.6% and 9.0% for the three months ended December 31, 2014 and 2013, respectively.

The First Six Months of FY2015 Results of Operations

Total net sales for the six months ended December 31, 2014 were $105,352,964, an increase of $14,415,016, or 15.9%, from $90,937,948 for the six months ended December 31, 2013. This increase was principally due to an increase in Jinong’s and Gufeng’s net sales.

For the six months ended December 31, 2014, Jinong’s net sales increased $7,606,234, or 13.1%, to $65,656,858 from $58,050,624 for the six months ended December 31, 2013. This increase was mainly attributable to Jinong’s implementation of the sales strategy that focus on promoting the sales of high-margin liquid fertilizer despite the decrease in its sales volume during the last six months.

For the six months ended December 31, 2014, Gufeng’s net sales were $37,764,881, an increase of $6,526,783 or 20.9% from $31,238,098 for the six months ended December 31, 2013. The increase was mainly attributable to Gufeng had more large clients from northeast area in mainland China and one large amount sale to Sino-agri Group during the six months ended December 31, 2014 compared with the same period a year before.

For the six months ended December 31, 2014, Yuxing’s net sales were $1,931,225, an increase of $281,999 or 17.1%, from $1,649,226 during the six months ended December 31, 2013. The increase was mainly attributable to the increase in sales demand on Yuxing’s top-grade flowers.

Total cost of goods sold for the six months ended December 31, 2014 was $57,769,536, an increase of $8,152,791, or 16.4%, from $49,616,745 for the six months ended December 31, 2013. This increase was mainly due to the 15.9% increase in net sales.

Cost of goods sold by Jinong for the six months ended December 31, 2014 was $25,694,663, an increase of $855,570, or 3.4%, from $24,839,093 for the six months ended December 31, 2013. Although Jinong lowered the product costs for the mix of products being sold, the increase was primarily attributable to its higher net sales.

Cost of goods sold by Gufeng for the six months ended December 31, 2014 was $30,634,164, an increase of $7,133,420, or 30.4%, from $23,500,744 for the six months ended December 31, 2013. This increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

For the six months ended December 31, 2014, cost of goods sold by Yuxing was $1,440,709, an increase of $163,801, or 12.8%, from $1,276,908 for the six months ended December 31, 2013. This increase was mainly due to the 17.1% increase in Yuxing’s net sales.

Net income for the six months ended December 31, 2014 was $13,314,519, a decrease of $739,675, or 5.3%, compared to $14,054,194 for the six months ended December 31, 2013. The decrease was attributable to the increase in selling expenses offset by an increase in our gross margin. Net income as a percentage of total net sales was approximately 12.6% and 15.5% for the six months ended December 31, 2014 and 2013, respectively.

Financial Condition

As of December 31, 2014, cash and cash equivalents were $59,364,446, an increase of $32,474,125, or 120.8%, from $26,890,321 as of June 30, 2014. Net cash provided in operating activities was $38,908,479 for the six months ended December 31, 2014, an increase of $38,491,193 compared to $417,286 for the six months ended December 31, 2013. The increase was mainly attributable to the decrease in accounts receivable and advances to suppliers, increase in customer deposits and tax payable and an increase in depreciation and amortization, offset by an increase in inventories during the six months ended December 31, 2014 as compared to the same period in 2013. We had accounts receivable of $71,065,640 as of December 31, 2014, as compared to $88,781,608 as of June 30, 2014, a decrease of $17,715,968 or 20.0%.

Third Quarter Fiscal Year 2015 and Fiscal Year 2015 Guidance

“For the third quarter ending March 31, 2015, management expects net sales of $75 to $80million, net income of $8 to $10 million, and EPS of $0.23 to $0.28 based on 35.2million fully diluted shares. For the fiscal year ended June 30, 2015, management expects net sales of $255 million to $269 million, net income of $26 million to $35 million, and an EPS of $0.74 to $0.99 based on 35.2 million fully diluted shares.

Conference Call

The Company will hold a conference call at 8:30 AM Eastern Time on Monday, February 9, 2015. Any interested participants are welcome to join in the call by following the dial-in details as set out below. When prompted by the operator, please indicate "China Green Agriculture's Second Quarter Fiscal Year 2015 Financial Results" to join the call.

Event:	CGA Second Quarter Fiscal Year 2015Conference Call
Date:	February 9, 2015
Time:	8:30a.m. ET

To participate in the conference call, please dial any of the following numbers:

Participate dial in (Toll free):	1-877-870-4263
Participate international dial in:	1-412-317-0790
Hong Kong-Local Toll	852-301-84992
Beijing-Local Toll	86-10-535-73132
China Toll Free	86-4001-201203
Canada Toll Free	1-855-669-9657
Hong Kong Toll Free	852-800-905945

To access the replay, please dial any of the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10060450

The replay will be available 1 hour after the end of the conference.

Teleconference Replay Available Until: Feb 16, 2015

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. ("Jinong"), Beijing Gufeng Chemical Products Co., Ltd. ("Gufeng") and a variable interest entity, Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 120 different kinds of fertilizer products as of December 31, 2014, all of which are certified by the government of the People's Republic of China (the "PRC") as Green Food Production Materials, as stated by the China Green Food Development Center. Jinong currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 27 provinces, four autonomous regions, and three central-government-controlled municipalities in the PRC. Jinong had 972 distributors in the PRC as of December 31, 2014. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., are Beijing-based producers of compound fertilizers, blended fertilizers, organic compound fertilizers, and mixed organic-inorganic compound fertilizers. As of December 31, 2014, Gufeng produced and sold 332 different kinds of fertilizer products, and had 271 distributors in the PRC. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, a satisfactory conclusion of the pending securities class action litigation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.

Ms. Ran Liu (English and Chinese)

Tel: +86-29-88266500

Email: liuran@cgagri.com

SOURCE China Green Agriculture, Inc.